SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CLEARBRIDGE MLP AND MIDSTREAM TOTAL RETURN FUND INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

Information with respect to ClearBridge MLP & Midstream Total Return Fund Inc.

The following information related to tax fees replaces the information found in the section Disclosure of Fees Paid to Independent Registered Public Accounting Firm on page 20 of the Proxy Statement:

Tax Fees. The aggregate fees billed by PwC for tax compliance, tax advice and tax planning services, which generally include the filing and amendment of federal, state and local income tax returns, and tax distribution and analysis planning to the Fund for the fiscal year ended November 30, 2020 and the fiscal year ended November 30, 2021 were $153,208 and $159,208, respectively. For the fiscal year ended November 30, 2020 and the fiscal year ended November 30, 2021, these services consisted solely of review and preparation of U.S. federal, state, local and excise tax returns and refund claims.

There were no fees billed by PwC to the Service Affiliates for tax services for the fiscal year ended November 30, 2020 and the fiscal year ended November 30, 2021 that were required to be approved by the Fund’s Audit Committee.